Exhibit 99.2
Reconciliation of GAAP to Non-GAAP Financial Measures for the Quarter Ended March 31, 2006
The following tables present a pro forma version of our revenues, gross profit, net income and earnings per share (basic and diluted) to illustrate our results from operations excluding the recorded non-cash sales discount relating to the warrants held by Quest. The tables present the most comparable GAAP measure to each non-GAAP measure, as well as the reconciliation to the corresponding GAAP measure. Our management believes that these non-GAAP financial measures provide a useful measure of our results of operations, excluding discounts that are not necessarily reflective of, or directly attributable to, our operations. We believe that these non-GAAP measures will allow investors to monitor our ongoing operating results and trends, gain a better understanding of our period-to-period performance, and gain a better understanding of our business and prospects for future performance. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from similar non-GAAP measures used by other companies.

	Three months ended March 31, 2006
		Reconciliation:
		Add Back
		Non-Cash Sales
	GAAP	Discount	Non-GAAP

Revenues	$24,042	$195	$24,237
Gross profit	16,137	195	16,332
Net income	1,745	195	1,940
Earnings per share:
		$195 to revenues
Basic	$0.05	used in calculation	$0.05
Diluted		$195 to revenues
	$0.04	used in calculation	$0.05

Reconciliation of fiscal 2006 guidance for GAAP Earnings Per Share and Non-GAAP Earnings Per Share

	Low end of range	High end of range
Non-GAAP Earnings Per Share	$0.23	$0.26
Non-cash sales discount	$0.04	$0.04

GAAP Earnings Per Share	$0.19	$0.22
The fiscal 2006 guidance constitutes forward-looking statements that involve risks and uncertainties that could cause actual results and outcomes to differ from what is expressed in those forward-looking statements. Please see the factors discussed relating to forward-looking statements contained in the press release filed as Exhibit 99.1 to this Report on Form 8-K.